Exhibit 21

SUBSIDIARIES OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
The subsidiaries of the Company at December 31, 2013 were as follows:

Name	Jurisdiction of Incorporation or Organization	Percentage of Voting Power
Schweitzer-Mauduit Canada, Inc.	Manitoba Province (Canada)	100%
Schweitzer-Mauduit International China, Limited	Hong Kong, China	100%
China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd. (1)	People’s Republic of China	50%
China Tobacco - Schweitzer (Yunnan) Reconstituted Tobacco Co. Ltd. (2)	People’s Republic of China	50%
DelStar Technologies (Shanghai) Trading Corp. Ltd.	People’s Republic of China	100%
DelStar Technologies (Suzhou) Co. Ltd.	People’s Republic of China	100%
Schweitzer-Mauduit Spain, S.L.	Spain	100%
Schweitzer-Mauduit do Brasil Indústria e Comércio de Papel Ltda.	Brazil	99.985%
SWM Acquisition Corp. I	Delaware	100%
DelStar, Inc.	Delaware	100%
DelStar Holding Corp.	Delaware	100%
Coretec Tubing Corp.	Delaware	100%
U.S. Netting, Inc.	Delaware	100%
DelStar Technologies, Inc.	Delaware	100%
Schweitzer-Mauduit Holding S.A.S.	France	100%
Schweitzer-Mauduit Industries S.A.S.	France	100%
Schweitzer-Mauduit France S.A.S.	France	*94%
Schweitzer-Mauduit Developpements S.A.S.	France	100%
LTR Industries S.A.S.	France	100%
Papeteries de Saint-Girons S.A.S.	France	100%
Papeteries de Malaucène S.A.S	France	100%
Malaucène Industries S.N.C.	France	100%
SWM Services S.A.S.	France	100%
PDM Industries S.A.S.	France	100%
SWM HoldCo 1 S.à.R.L.	Luxembourg	100%
SWM HoldCo 2 S.à.R.L.	Luxembourg	100%
SWM Luxembourg S.à.R.L.	Luxembourg	100%
SWM GP Luxembourg S.à.R.L.	Luxembourg	100%
SWM LP Luxembourg SCSp	Luxembourg	99.9%
PDM Philippines Industries, Inc.	Philippines	99.89%
Luna Rio Landholding Corporation	Philippines	40%
Schweitzer-Mauduit RTL Philippines, Inc.	Philippines	99.9%
SWM Poland Sp. zo.o.	Poland	99.9%
SWM Poland GP Sp zo.o.	Poland	100%
Ipopema 94 Fundusz Inwestycyjny Zamknięty Aktywów Niepublicznych	Poland	100%
SWM RUS LLC	Russia	100%
DelStar International, Limited	United Kingdom	100%

(1)	Joint venture to produce tobacco-related papers in China.

(2)	Joint venture to produce reconstituted tobacco in China.